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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 23, 2002
Date of Report (Date of earliest event reported)

TERAGLOBAL COMMUNICATIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of jurisdiction of incorporation)	0-25115 (Commission File Number)	33-0827963 (IRS Employer Identification No.)

9171 Towne Centre Drive, 6th Floor
San Diego, California 92122
(Address of principal executive offices)

(858) 404-5500
(Registrant's telephone number, including area code)

Item 5. Other Events

        The Registrant has restructured of its work force to reduce operating expenses while it continues to explore alternatives for financing the Company's ongoing operations. Additional details of the restructuring are contained in the press release attached as an exhibit to this report.

        The Registrant has received an additional bridge financing round to fund its ongoing operations. Details of the bridge financing are contained in the exhibits to this report. The Registrant is actively evaluating a number of alternatives for recapitalizing the corporation. However, no definitive agreement or plans for a financing or recapitalization have been reached, and no firm commitments for further funding exist at this time.

Item 7. Exhibits

Exhibit	Description
4.1	Waiver to and Amendment of Convertible Promissory Note and Warrant Purchase Agreement
4.2	Form of Revised Promissory Note
4.3	Form of Revised Bridge Warrant
4.4	Form of Revised Default Warrant
99.1	Form of Press Release

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERAGLOBAL COMMUNICATIONS CORP.

Dated: January 23, 2002	By:	/s/ JAMES A. MERCER III James A. Mercer III Chief Financial Officer

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  Item 5. Other Events
  Item 7. Exhibits
SIGNATURES